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                                                                    EXHIBIT 10.3



GTE
INTERNETWORKING
Powered by BBN

Service quotation for Micro-Media Solutions

To:  Jose Chavez               Quote date:       May 29, 1998
     Micro-Media Solutions     Quote valid to:
     501 Waller                Quote number:     38561.9719.1
     Austin, TX 78702          Service level:    Internet Advantage 5.1, Flex
     USA                                         Multi-T-1 Gold

Service Period:

 __ 1 Year  __ 2 Year  XX 3 Year

The service period shall commence upon the provisioning by BBN Corporation, a subsidiary of GTE Internetworking Incorporated ("We", "Our", or "Us"), to you of the service listed on this Service Quotation.

Recurring Fees (1 Year Contract)           List Price   Discount   Monthly       Annual

Gold Multi-T1 Service Fee-Usage at 1Mbps   $3200.00      25.0%   $ 2400.00    $28800.00
Cisco 4700-M w/4 Serial, Gold Option            .00                    .00
Muti-T1 Packaging Kit Gold Surcharge       $ 100.00      25.0%       75.00       900.00
Fast Eth I/F Cisco4x00-M GoldScharge       $ 140.00      25.0%      105.00      1260.00
Leased Circuit Monthly Recurring                .00                    .00
Leased Circuit Monthly Recurring                .00                    .00
                                           --------                           ---------
                                            2580.00                            30960.00

One-time Fees                           List Price      Discount      one-time

Activation, 2xT1                         $ 3000.00        96.7%       $ 100.00
Telco Extended Demarcation                  150.00       100.0%            .00
Leased Circuit installation fee                                            .00
Leased Circuit installation fee                                            .00
                                                                      --------
                                                                        100.00

Internet Advantage v5.1 Connection Service is a comprehensive, fully-managed offering for customers who view the Internet as a strategic resource and require a high level of reliability, quality, and performance to use the Internet as a vehicle for collaboration and commerce.

Internet Advantage Gold Connection Service is monitored and maintained by GTE Internetworking 24 hours a day, 365 days a year by experienced operators, technicians, and analysts, and includes the following at no additional charge:

- Customer Premises Equipment (CPE), provided by us, and associated Advanced Replacement Next Business Day maintenance. Surcharges may be applicable for and/or optional CPE, depending upon your selection of hardware. Gold service customers may also purchase on-site hardware maintenance support for an additional charge.


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- GTE monitoring and configuration management of customer premise equipment.

- Domain Name Service (DNS): Primary and secondary DNS are provided for up to 10 domains and 100 kilobytes of associated zone data file storage. We will also register up to 10 domain names for you with InterNIC. Fees for initial registration and on-going maintenance fees for each domain name will be billed to you directly by InterNIC.

Up to 8 Mbps        $14,200
Over 8 Mbps         $15,700

All invoices are payable net 30 days. Applicable taxes will be additional.

This Service Quotation is applicable only for version 5.1 of Internet Advantage Connection Service. This Service Quotation does not entitle you to any future versions or releases of such service that we may make available during the Service Period unless separately agreed to in writing by the parties.

Additional Terms:

(a) The Service Quotation and all services that may be provided pursuant to this Service Quotation are subject to the terms and conditions of (a) the Master Agreement for Internetworking Service or the Master Agreement for Internet Services or Internet Services and Products Master Agreement previously signed by you (or, if you have not signed such a Master Agreement, the terms and conditions of the current Master Agreement for Internetworking Services), and
(b) the Service Schedule for applicable Services you are purchasing as indicated in this Service Quotation.

(b) Final acceptance of this Service Quotation by us is subject to credit check approval, and confirmation of a valid Master Agreement and Service Schedule signed by the Customer.

(c) Any terms and conditions (including but not limited to those contained in a purchase order issued by Customer) which are different in form or in addition to the terms and conditions contained in this Service Quotation, the applicable Master Agreement, and/or the applicable Service Schedule(s) signed by the Customer, shall not be binding on us unless expressly accepted in writing, herein or otherwise, by our authorized representative, and we hereby object to and reject all terms and conditions not so accepted.

Customer Micro-Media Solutions, Inc.

Signature:  /s/ Mitchell Kettrick V. P.  Date: 5-28-98

Print Name:     Mitchell Kettrick V. P.  Title: Vice-president



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Purchase orders should be made out to:

GTE Internetworking
Attention: Glenn Birk
1950 Stemmons Freeway
Suite 2032
Dallas, TX 75207

Should you have questions about this quotation, please contact Glenn Birk at 214-800-5814, E-mail: gbirk@bbnplanet.com


Micro-Media Solutions, Inc.           Purchase Order:  38025
501 Waller                            Vendor:          GTE_BBN
Austin, Tx 78702
Phone #: 512-476-6925
Fax #:   512-473-2371


P U R C H A S E   O R D E R

To:
     GTE Internetworking
     1950 Stemmons Fwy.
     Suite 2032
     Dallas, TX 75207

Date:                      5/29/98
Buyer:                     MCK
Confirming to:             Glenn Birk
Remarks:                   Internat Connection


Required    Item Number            Description            Unit Cost      Amount
--------    -----------    --------------------------     ----------    --------

1           non-stock      Gold Multi T-1 Service Fee       2580.00      2580.00

                           Monthly rate

                           Usage at 1Mbps

                           Flexible usage applies

                           Quote number 38561-9719.1

                                     Purchase Order total                2580.00


/s/ Jose Chavez
Jose Chavez
Authorized Signature